Exhibit 10.4
Pond Creek Sub-lease

SUB-LEASE AGREEMENT

This Sub-Lease Agreement enter into this 20th day of October, 2003 by and between Eastern Consolidated Energy, Inc. ("ECEI") whose address is 9900 W. Sample Rd. Suite 300, Coral Springs, Florida 33065 and hereinafter referred to as Sub-Lessor and Eastern Consolidated Mining, Inc. whose address is 1761 NW 127th Way, Coral Springs, Florida 33071 and hereinafter known as Sub-Lessee and the parties hereby agree as follows:

WITNESSETH

Sub-Lessor is the holder of and is in control of a certain coal lease on the Alma Seam and all other Seams of coal above drainage level said lease dated March 12, 2002 along with an option to lease the Pond Creek Seam of coal being below drainage on the same property with said option to lease dated February 8, 2002, with both the lease and option to lease being the property of the Young Family Trust and known as the Dempsey Coal Lease located at Warfield, Martin County, Kentucky.

RECITALS

WHEREAS, Sub-Lessor is presently mining and producing Coal from the Alma Seam of coal on the above mention property.

WHEREAS, Sub-Lessor is desirous to develop and produce coal from the Pond Creek Seam of coal laying approximately sixty five feet (65') below the Alma Seam of coal presently being mined.

WHEREAS, In order to access the Pond Creek Seam of Coal a slope shaft will need to be developed from the Alma Seam Level within the old workings of the Alma Seam mine and running down to the Pond Creek Seam of coal to be mined and extracted.

WHEREAS, A belt conveyer system will be required to be installed to operate separately but simultaneously along a portion of the same main line belt conveyer system route presently being utilized to transport the coal presently being mined from the Alma Seam of coal in order to separate production from the two seams of coal and transport the production into separate stock piles located outside the mine entry.

WHEREAS, Sub-Lessor is desirous to Sub-Lease the Pond Creek Seam of coal for the purpose of developing and mining the Pond Creek seam of coal to a prudent and capable miner in exchange for an overriding royalty to be paid to Sub-Lessor from Sub-Lessee.

WHEREAS, Sub-Lessee has the experience and financial capability to develop the Pond Creek Seam of coal, furnish all mining equipment needed to mine the coal and to mine and produce all minable and merchantable coal available to mine in the Pond Creek Seam.

SUB-LEASE

WITNESSETH: Sub-Lessor hereby agrees to enter into a Sub-Lease agreement with Sub-Lessee for the Pond Creek Seam of coal as mentioned in the Option to Lease Agreement between the Young Family Trust and Eastern Consolidated Energy, Inc. dated February 8, 2002.

WHEREAS, Sub-Lessor hereby agrees to provide the following:

1. To exercise its option to lease with the Young Family Trust dated February 8, 2002 converting its Option to Lease on the Pond Creek Seam into a Lease Agreement.

2. To provide the permits required for the development and Mining of the Pond Creek Seam of coal.

3. To provide access to the Pond Creek Seam through the existing mining entry presently being utilized for the Alma Seam of coal.

4. Provide stock pile areas and loading areas adjacent to the mine on the permitted area.

WHEREAS, Sub-Lessee hereby agrees to provide the following:

1. Sub Lessee hereby agrees to pay to Sub-Lessor an overriding royalty of Three Dollars ($3.00) per ton on all coal mined and sold from the Pond Creek Seam of coal described on the property mentioned above. This overriding royalty shall be in addition to all royalty payments mentioned in the option to lease agreement dated February 8, 2002.

2. Sub-Lessee hereby agrees to pay all royalties to the lessor (Young Family Trust) and to abide by all terms and conditions as listed in the Option to Lease Agreement dated February 8, 2002 and attached as exhibit "A".

3. Sub-Lessee hereby agrees to be responsible for all cost related to the development and mining of the Pond Creek Seam of coal including but not limited to:

A. Engineering the development of slopes and preparing a Development Mine Plan

B. Furnish all equipment, supplies and labor for the eevelopment and mining of the coal.

C. Furnish all cost to refurbish old works area required to install slopes down to the Pond Creek Seam of coal.

D. Furnish all insurance including workman compensation and liability insurance related to the development and mining provided by Sub-Lessee.

This Sub-Lease agreement shall be under the laws of the State of Kentucky and shall be binding upon the parties their executors, heirs and assigns.

We hereby affix our signatures on this 20th day of October, 2003.

Sub-Lessor                              Sub-Lessee
Eastern Consolidated Energy, Inc.       Eastern Consolidated Mining, Inc.

By:/s/Larry Hunt                        By:/s/C.J. Douglas
Larry Hunt, President                   C. J. Douglas, Secretary